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                                                                    EXHIBIT 99.1

news release                                           [TENNECO AUTOMOTIVE LOGO]


          For Immediate Release


          Contacts:        Margie Pazikas
                           Europe Media Relations
                           32 2 706 9470
                           margie.pazikas@eu.tenneco-automotive.com

                           Jane Ostrander
                           Media Relations
                           847 482-5607
                           jane.ostrander@tenneco-automotive.com

                           Leslie Hunziker
                           Investor Relations
                           847 482-5042
                           leslie.hunziker@tenneco-automotive.com



TENNECO AUTOMOTIVE FUELS GROWTH WITH INCREMENTAL NEW BUSINESS ON LUXURY VEHICLES
 Company Chosen by DaimlerChrysler as Supplier for Mercedes-Benz Passenger Cars


Lake Forest, Illinois, August 18, 2003 - Tenneco Automotive (NYSE: TEN) announced today that DaimlerChrysler AG has chosen the company as a supplier of advanced emission control systems. The company will develop and produce converter cannings and produce diesel particulate filters for specified passenger cars of the Mercedes-Benz brand.

"We are very proud to supply the DaimlerChrysler business and to be recognized for our advanced technology and full system exhaust capabilities," said Mark P. Frissora, chairman and CEO, Tenneco Automotive. "We are growing



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our global book of business by offering leading-edge technologies that help our customers meet more stringent emission regulations with improved emission control performance."

Tenneco Automotive first began production of diesel particulate filter technology in 2000 in conjunction with PSA for its Citroen C5 and Peugeot 406 diesel passenger vehicles. The company is currently developing the next generation of this technology with PSA and a number of other OEMs.

The company is a world leader in converter technology and offers OEMs a wide range of designs, from conventional clamshell converters to the more advanced ultra thinwall substrate catalytic converters. The ultra thinwall substrate catalytic converters were first introduced on the mid-model year 2002 S-type Jaguar and the 2003 model year XJ sedan.

Development and manufacturing will be handled by Tenneco Automotive Gillet at its facility in Edenkoben, Germany.

Tenneco Automotive is a $3.5 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,600 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers and DynoMax(R) performance exhaust products, and Monroe(R) Clevite(R) vibration control components.

This press release contains forward-looking statements regarding the company's anticipated development and production of emissions control products and systems for a customer. Words such as "will," "is developing" and similar expressions identify these forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans and actual results could differ materially. For example, realization of future sales from awarded business is inherently subject to risks and uncertainties regarding, among other things, the number of vehicles that the company's customers actually produce, the timing of that production and the mix of options that the company's customers choose. In addition, the company's customers generally have the right to replace the company (or its subsidiaries) with another supplier at any time for a variety of reasons and have increasingly demanded price decreases over the life of awarded business. Other factors that could cause the company's plans and results to differ materially from current expectations are described in the company's annual report on Form 10-K for the year ended December 31, 2002, to which you are referred for additional information. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.


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